Exhibit 5.1

e-mail:
Energy XXI (Bermuda) Limited 22 Victoria Street Hamilton HM 12 Bermuda	jbodi@applebyglobal.com
direct dial:
Tel 441.298.3240
Fax 441.298.3398

appleby ref: 130957.7

26 March 2010
Dear Sirs

Energy XXI (Bermuda) Limited (the “Company”)

We have acted as counsel for the Company with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by Energy XXI Gulf Coast, Inc., a Delaware corporation (“Gulf Coast”), the Company, an exempted company formed under the laws of Bermuda, Energy XXI GOM, LLC, a Delaware limited liability company (“Energy XXI GOM”), Energy XXI Texas Onshore, LLC, a Delaware limited liability company (“Energy XXI Texas Onshore”) and Energy XXI Onshore, LLC, a Delaware limited liability company (“Energy XXI Onshore” and, together with Energy XXI GOM and Energy XXI Texas Onshore, the “Delaware Guarantors”) on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by: (i) Gulf Coast of (A) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), which may be guaranteed by the Company (the “Energy XXI Guarantee”) and certain of the Delaware Guarantors (the “Delaware Guarantees” and, together with the Energy XXI Guarantee, the “Guarantees”), (B) rights to purchase Debt Securities (the “Gulf Coast Rights”), (C) warrants to purchase Debt Securities (the “Gulf Coast Warrants” and, together with the Debt Securities and Gulf Coast Rights, the “Gulf Coast Securities”); (ii) the Company of (A) common shares of the Company, par value $0.005 per share (the “Common Shares”), (B) preferred shares of the Company, in one or more series as determined by the Board of Directors of the Company (the “Preferred Shares”), (C) depositary shares evidenced by depositary receipts (the “Depositary Shares”), (D) rights to purchase Preferred Shares or Common Shares (the “Energy XXI Rights”), (E) warrants to purchase Common Shares or Preferred Shares  (the “Energy XXI Warrants” and, together with the Common Shares, the Preferred Shares, the Depository Shares and Energy XXI Rights, the “Energy XXI Securities”); and (iii) the Company and/or Gulf Coast of units consisting of one or more Gulf Coast Securities, Energy XXI Securities or any combination of such securities (the “Units” and, collectively with the Gulf Coast Securities, the Energy XXI Securities, the Guarantees, the “Securities”).  The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement. For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that the (i) sale and issuance of the Energy XXI Securities and (ii) entry by the Company into the Indenture and any other purchase, underwriting or similar agreements whether relating to the Common Shares, Preferred Shares, Depositary Shares, Energy XXI Guarantee, Energy XXI Warrants, Energy XXI Rights, or Units (“Agreements”) relating to the issuance and sale of the Energy XXI Securities will be duly authorised by resolutions (“Authorising Resolutions”) of the Board of Directors of the Company (“Board”) that are in full force and effect and have not been rescinded, either in whole or in part on the date of such sale and issuance, that accurately record the resolutions passed at a meeting of the Board that was duly convened and at which a duly constituted quorum was present and voting throughout, and that there is no matter affecting the authority of the Board to authorise the issuance and sale of the Energy XXI Securities or entry into the Indenture or Agreements pursuant to the terms of the Registration Statement not disclosed by the Constitutional Documents, which would have any adverse implication in relation to the opinions expressed herein;

(g)	that the Agreements constitute the legal, valid and binding obligations of each of the parties thereto under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(h)
that, when the Board passes the Authorizing Resolutions, each of the directors will have discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(i)
that the Agreements will have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company will purportedly have delivered the Agreements will have actually received and accepted delivery of them;

(j)
that the Agreements will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(k)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Agreements or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Agreements is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

(l)
that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Plan, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)
The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)
With respect to shares of the Common Shares offered by the Company, when (i) the Board has passed the Authorising Resolutions required to approve the issuance and terms of the offering thereof and related matters; and (ii) the Common Shares have been duly issued in accordance with the Authorising Resolutions and either (A) in accordance with the applicable definitive Agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Common Shares) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Agreement governing the Security providing for the conversion, exchange or exercise as approved by the board of directors of the Company, for the consideration approved by the board of directors of the Company (not less than the par value of the Common Shares), such shares of Common Shares will be validly issued, fully paid and non-assessable shares of the Company.

(3)
With respect to shares of any series of Preferred Shares, when (i) the Board has passed the Authorising Resolutions required to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof (the “Certificate of Designation”); and (ii) the Preferred Shares have been duly issued either in accordance with the Authorising Resolution and (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Shares) provided for therein; or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the Agreement governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Shares), the shares of the series of Preferred Shares will be validly issued, fully paid and non-assessable shares of the Company.

(4)
When (i) the issuance of Energy XXI Guarantee relating to Debt Securities has been duly authorised by Authorising Resolutions, and (ii) the Debt Securities have been duly issued and sold in accordance with such Authorising Resolutions, the Indenture which has also been duly authorised by Authorising Resolutions and the Registration Statement, the Energy XXI Guarantee will be legally issued and constitute valid and binding obligations of the Company.

(5)
When (a) the terms of any Energy XXI Warrants and of their issuance and sale have been duly established in conformity with the applicable Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Energy XXI Warrants have been duly executed and authenticated in accordance with the applicable Agreement and issued and sold as contemplated in the Registration Statement, the Energy XXI Warrants will constitute valid and legally binding obligations of the Company.

(6)
When (a) the terms of any Energy XXI Rights and of their issuance and sale have been duly established in conformity with the applicable Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (b) the Energy XXI Rights have been duly executed and authenticated in accordance with the applicable Agreement and issued and sold as contemplated in the Registration Statement, the Energy XXI Rights will constitute valid and legally binding obligations of the Company.

(7)
When (a) the Company has passed the Authorising Resolutions required to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Shares underlying the Depositary Shares; (b) the Agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Shares underlying the Depositary Shares have been issued and deposited with the depositary under the applicable Agreement; and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Agreement approved by the Company, upon payment of the consideration thereof (not less than the par value of the Depositary Shares) as provided for in the applicable Agreement, the Depositary Shares will be legally issued.

Reservations

We have the following reservations:

(a)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)
In paragraph (1) above, the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies indicating that it has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda.

(c)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(d)
We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Energy XXI Guarantee.  In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Energy XXI Guarantee.

(e)
Enforcement of the obligations of the Company under the Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(f)	Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(g)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(h)
We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(i)
Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(j)
Any provision in the Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(k)
We express no opinion as to the validity or binding effect of any provision in the Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable.  Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.  If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.  Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment.  If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(l)	We express no opinion as to the validity or binding effect of any provision of the Agreements which provide for the severance of illegal, invalid or unenforceable provisions.

(m)
A Bermuda court may refuse to give effect to any provisions of the Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(n)
Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Disclosure

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose.  We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

SCHEDULE

1.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws for the Company (collectively referred to as the “Constitutional Documents”).

2.	Copies of the unanimous written resolutions of the Board of Directors of the Company held effective 1 February 2010 (the “Resolutions”).

3.	A certified copy of the “Foreign Exchange Letter”, dated 27 July 2005 issued by the Bermuda Monetary Authority in relation to the Company.

4.	A certified copy of the “Tax Assurance”, dated 15 September 2005, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

5.	A Certificate of Compliance, dated 26 March 2010 issued by the Registrar of Companies in respect of the Company.

6.	Scanned copy of a draft Registration Statement on Form S-3 with respect to the Securities.